Exhibit 10.31

WAIVER AND CONSENT

This Waiver and Consent (“Consent”) is made and entered into as of December 13, 2022, by DXJK Limited (the “Holder”) in connection with the Promissory Note attached hereto as Exhibit A (the “Promissory Note”) and Stock Subscription Agreement attached hereto as Exhibit B (the “Stock Subscription Agreement”) entered into between Etao International Group, a Cayman Islands corporation (the “Parent”), Etao International Healthcare Technology Co., Ltd. (the “WFOE”), and the Holder. Capitalized terms used but not defined herein will have the meanings assigned to them in the Promissory Note and the Stock Subscription Agreement, respectively.

WHEREAS, the Parent and WFOE entered into the Promissory Note dated as of August 24, 2021, whereby the Parent and WFOE will jointly and severally, and unconditionally promise to pay to the order of Holder, the principal amount of $3,448,582 USD (the “Principal Amount”), together with the accrued interest at the rate of 2% per annum; and

WHEREAS, the the Parent and WFOE wish to request a waiver of Section 1(b) of the Promissory Note and Section 2.2(a) of the Stock Subscription Agreement by the Holder of the Holder’s right to request the prepayment of the Promissory Note, upon completion of the DeSpac Merger between Mountain Crest Acquisition Corp. III, a Delaware corporation, and the Parent.

NOW, THEREFORE, the Holder hereby agrees as follows:

1.       The Holder hereby agrees to waive its right to demand prepayments of the Promissory Note pursuant to Section 1(b) of the Promissory Note, as set forth below:

“b) Mandatory Prepayments. Upon the completion of the DeSPAC Merger, the Holder shall have the right to request the repayment of the Note, in whole or in part, on or after the date (“Mandatory Prepayment Triggering Date”) that is thirty (30) calendar days from the consummation of the DeSPAC Merger, provided that the Mandatory Prepayment Triggering Date occurs prior to the Maturity Date.”

2.       The Holder hereby agrees to waive its right to demand prepayments of the Stock Subscription Agreement pursuant to Section 2.2(a) of the Securities Subscription Agreement, as set forth below:

The total Purchase Price for the aggregate Sale Shares shall be 120,309,000.00 RMB, 40% of which shall be payable in two promissory notes of equal principal amounts (each, a “Promissory Note” and collectively, the “Promissory Notes”), substantially in the form attached hereto as Exhibit A, to be issued by the Parent upon Closing to the Seller, in the sum of 48,123,600.00 RMB, and 60% which shall be payable in Class A ordinary shares of the Parent (the “Parent Ordinary Shares”), par value $0.01 per share, in the total amount of 1,093,800 Parent Ordinary Shares (the “Stock Consideration”), to the Seller, subject to the increase of the number of authorized Parent Ordinary Shares by amending the memorandum of association of the Parent. Subject to the terms and conditions of the Promissory Notes, one Note shall have a term of three (3) years from the Closing Date and the other Note a term of two (2) years from the Closing Date, and both bear an interest of 2% per annum and be unsecured.

3.       The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

4.       All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Consent shall be made and given in the same manner set forth in Section 4(a) of the Promissory Note and Section 14.4 of the Stock Subscription Agreement.

5.       This Consent shall be governed by, interpreted and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws and as further described in Section 4(k) of the Promissory Note and Section 14.14 of the Stock Subscription Agreement.

(Signatures to follow)

IN WITNESS WHEREOF, the Holder has caused this Waiver to be executed as of the date first written above.

Holder
DXJK Limited

By:	\s\ Li ZhiQiang
Name:	Li ZhiQiang

Title:	Chairman and CEO

EXHIBIT A

PROMISSORY NOTE

EXHIBIT B

STOCK SUBSCRIPTION AGREEMENT